UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2019

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange

Floating Rate AT&T Inc. Global Notes due August 3, 2020	T 20C	New York Stock Exchange

1.875% AT&T Inc. Global Notes due December 4, 2020	T 20	New York Stock Exchange

2.65% AT&T Inc. Global Notes due December 17, 2021	T 21B	New York Stock Exchange

1.45% AT&T Inc. Global Notes due June 1, 2022	T 22B	New York Stock Exchange

2.50% AT&T Inc. Global Notes due March 15, 2023	T 23	New York Stock Exchange

Floating Rate AT&T Inc. Global Notes due September 5, 2023	T 23D	New York Stock Exchange

1.05% AT&T Inc. Global Notes due September 5, 2023	T 23E	New York Stock Exchange

1.950% AT&T Inc. Global Notes due September 15, 2023	T 23F	New York Stock Exchange

1.30% AT&T Inc. Global Notes due September 5, 2023	T 23A	New York Stock Exchange

2.75% AT&T Inc. Global Notes due May 19, 2023	T 23C	New York Stock Exchange

2.40% AT&T Inc. Global Notes due March 15, 2024	T 24A	New York Stock Exchange

3.50% AT&T Inc. Global Notes due December 17, 2025	T 25	New York Stock Exchange

0.250% AT&T Inc. Global Notes due March 4, 2026	T 26E	New York Stock Exchange

1.80% AT&T Inc. Global Notes due September 5, 2026	T 26D	New York Stock Exchange

2.90% AT&T Inc. Global Notes due December 4, 2026	T 26A	New York Stock Exchange

2.35% AT&T Inc. Global Notes due September 5, 2029	T 29D	New York Stock Exchange

4.375% AT&T Inc. Global Notes due September 14, 2029	T 29B	New York Stock Exchange

2.60% AT&T Inc. Global Notes due December 17, 2029	T 29A	New York Stock Exchange

0.800% AT&T Inc. Global Notes due March 4, 2030	T 30B	New York Stock Exchange

3.55% AT&T Inc. Global Notes due December 17, 2032	T 32	New York Stock Exchange

5.20% AT&T Inc. Global Notes due November 18, 2033	T 33	New York Stock Exchange

3.375% AT&T Inc. Global Notes due March 15, 2034	T 34	New York Stock Exchange

2.45% AT&T Inc. Global Notes due March 15, 2035	T 35	New York Stock Exchange

3.15% AT&T Inc. Global Notes due September 4, 2036	T 36A	New York Stock Exchange

1.800% AT&T Inc. Global Notes due September 14, 2039	T 39B	New York Stock Exchange

7.00% AT&T Inc. Global Notes due April 30, 2040	T 40	New York Stock Exchange

4.25% AT&T Inc. Global Notes due June 1, 2043	T 43	New York Stock Exchange

4.875% AT&T Inc. Global Notes due June 1, 2044	T 44	New York Stock Exchange

5.35% AT&T Inc. Global Notes due November 1, 2066	TBB	New York Stock Exchange

5.625% AT&T Inc. Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T” or the “Company.” On September 26, 2019, the Company, and NCWPCS MPL Holdings, LLC, an indirect subsidiary of the Company (the “Issuer”), entered into agreements with MUFG Bank, LTD., New York Branch (“MUFG”) to monetize, through the sale of preferred equity interests in the Issuer, assets related to certain wireless communication sites (including potential proceeds from end-of-lease tower purchase options) owned by subsidiaries of the Issuer. These sites were the subject of a 2013 transaction with Crown Castle International Corp. (“Crown Castle”), as reported on AT&T’s Current Report on Form 8-K filed on October 21, 2013. Pursuant to the agreements, the Issuer issued certain preferred equity interests to MUFG for $1.5 billion in a private placement (the “Transaction”). The preferred equity interests entitle MUFG to cumulative quarterly distributions at a per annum rate of 5.0% (to be reset after five years) as and when declared. The Issuer has the option to redeem the outstanding preferred equity interests after September 26, 2024.

AT&T will use the proceeds from the Transaction for general corporate purposes, including paying down outstanding debt. The Company is exploring expanding the offering by contributing additional assets to the Issuer, including other wireless communications sites and related end-of-lease tower purchase options. The Transaction is not expected to have any impact on the operation of wireless communication sites and related assets held by the Issuer and its subsidiaries. The Transaction is consistent with AT&T’s plans to monetize non-strategic assets as it de-levers its balance sheet.

On October 8, 2019, AT&T provided irrevocable notice to The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to redeem all the outstanding 4.700% Global Notes due November 10, 2044 with ISIN number XS1130524066 (the “Notes”), at par in accordance with the terms of the Indenture between AT&T and the Trustee dated as of May 15, 2013. Notice of the redemption will be delivered to the holders of the Notes on or around October 8, 2019. The redemption date for the Notes will be November 10, 2019 (the “Redemption Date”). Accrued but unpaid interest on the principal amount of the Notes will be paid to, but not including, the Redemption Date.

AT&T expects the aggregate cash payment for the redemption to be approximately $1.325 billion, including principal of $1.295 billion and accrued interest of $30 million. The redemption of the Notes is expected to be funded by cash on hand.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 9, 2019	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer